Exhibit 10.12

LEASE AGREEMENT

Building Name: SOUTH PORT Shinagawa

Lease Space: Floor 8, 731.03 m2 (221.14 tsubo)

The Lessor: XYMAX Corporation

The Lessee: Mediasite K.K.

LEASE AGREEMENT

The lessor (hereinafter referred to as the Lessor) and the lessee (hereinafter referred to as the Lessee) set forth in the attached contract schedule (hereinafter referred to as the Schedule) hereby execute an agreement with the following terms and conditions in respect of the Lessor's lease to the Lessee of the lease space that is stipulated in Article 1 and located within the building (hereinafter referred to as the Building) set forth in the Schedule, and the Lessee's lease of the same from the Lessor.

Article 1 (Lease Space)

The lease space shall be as set forth in the Schedule and as marked in red on the attached drawing.

Article 2 (Purpose of Use)

The Lessee shall use the lease space only for the purpose set forth in the Schedule.

Article 3 (Duration of Lease)

The duration of lease shall be as set forth in the Schedule. However, in the case that neither the Lessor nor the Lessee gives express written notification of intent to the contrary to the other party at least six (6) months prior to the expiry of the duration of lease, this agreement shall be renewed for the period set forth in the Schedule, and the same rule shall apply at each expiry of the duration of lease thereafter.

Article 4 (Rent)

The rent shall be as set forth in the Schedule. However, the rent for a period of less than one (1) month shall be calculated proportionately based on the number of days in the month.

Article 5 (Common Service Fee and Other Expenses)

5-1. The Lessee shall be liable for the following other expenses in addition to the rent stipulated in Article 4:

(1) Common service fee set forth in the Schedule;

(2) Other expenses such as utility charges incurred through the Lessee's exclusive use;

(3) Cleaning fees incurred through the Lessee's exclusive use;

(4) Any and all other expenses set forth in the Unit Cost Table.

5-2. The Lessor may revise the expenses listed in Subarticle 5-1 in the case that revision is necessary for management purposes.

Article 6 (Security Deposit)

6-1. The security deposit shall be as set forth in the Schedule, and the Lessee shall deposit the said security deposit with the Lessor at the time of executing this agreement for the purpose of securing the fulfillment of the Lessee's obligations arising under the terms of this agreement and side agreements thereto (hereinafter collectively referred to as the Agreements Etc.). However, no interest shall be paid on the security deposit.

6-2. In the case that the rent is increased, the security deposit shall also automatically be increased accordingly by the same rate as the rate of increase in the rent and the Lessee shall deposit the corresponding amount of increase with the Lessor by the date immediately preceding the date on which the increased rent takes effect.

6-3. In the case that the Lessee has delayed in paying the rent or has failed to pay any obligation arising under the terms of the Agreements Etc., the Lessor may, without issuing any demand whatsoever to the Lessee, appropriate the security deposit to pay, in the sequence determined by the Lessor, the said obligation and also a late payment compensation fee for non-fulfillment of the said obligation. In this case, the Lessee shall make up the deficiency in the security deposit within five (5) days of receiving notification of the appropriation.

6-4. In the case that the Lessee delays in making up a deficiency in the security deposit as described in Subarticle 6-2 or 6-3, Article 9 shall apply, with calculation starting on the date on which the increased amount of rent takes effect in the case of Subarticle 6-2, or on the date exactly five (5) days after the date on which the Lessee receives notification of appropriation in the case of Subarticle 6-3.

6-5. The Lessee may not propose offsetting any obligation arising under the terms of the Agreements Etc. with the security deposit while ever this agreement remains current.

6-6. The Lessee shall not transfer its claim on the security deposit to a third party or offer its claim on the security deposit to a third party for security of a debt.

6-7. When this agreement has terminated and the Lessee has, in accordance with the stipulations of Article 22, restored the lease space to its original condition as of the start date of the duration of lease of this agreement, evacuated the lease space and surrendered the same to the Lessor, the Lessor shall confirm that all obligations owed under the terms of the Agreements Etc. have been paid and shall immediately refund the security deposit to the Lessee.

Article 7 (Revision of the Rent)

The Lessor and the Lessee may discuss revision of the rent at the time of renewal of this agreement. However, in the case that there is a change in taxes and public dues or other liabilities imposed on land and buildings, or in the case that there is a change in general prices, or in the case that the rent has become out of line compared with rents charged for neighboring buildings, or in the case that the Building or the lease space has been remodeled, refurbished or the like, the Lessor and the Lessee may discuss revision of the rent even at a time other than the renewal of this agreement.

Article 8 (Payment of the Rent Etc.)

8-1. The Lessee shall pay the rent and common service fee for each month by the last day of the preceding month by the method nominated by the Lessor such as transferring the combined total to the bank account nominated by the Lessor. However, the Lessee shall be liable for all transfer fees.

8-2. The Lessee shall pay other expenses based on the invoice received from the Lessor or the person nominated by the Lessor. Payment shall be made by the last day of the invoice month or the date nominated by the Lessor in accordance with the payment method stipulated in Subarticle 8-1.

8-3. The Lessee shall be liable for the amount of consumption tax and regional consumption tax that is levied on the payments stipulated in Subarticles 8-1 and 8-2 and that is calculated using the tax rate stipulated in the relevant law. The payment method for the consumption tax and regional consumption tax shall conform to the payment method stipulated for the corresponding payment in Subarticle 8-1 or 8-2.

Article 9 (Late Payment Compensation Fee)

In the case that the Lessee delays in paying any obligation arising under the terms of the Agreements Etc., the Lessor may claim from the Lessee a compensation fee calculated at an annual interest rate of 18.25% on a per diem basis for the period of delay from the date immediately following the payment due date to the date on which payment of the said obligation and late payment compensation fee is completed.

Article 10 (House Rules Etc.)

With regard to the Lessee's use of the Building, the Lessee shall use the lease space and the common areas with the reasonable care of a good caretaker in accordance with the house rules established separately by the Lessor and with the Lessor's instructions.

Article 11 (Prohibited Acts)

11-1. The Lessee shall not commit, or allow its employee to commit, any of the following acts:

(1) Transfer the right of lease in respect of the whole or part of the lease space, or sublease, loan for use, consign management of, jointly manage or, regardless of the pretext, allow a third party to use (including jointly use), appropriate or manage the whole or part of the lease space;

(2) Post the nameplate of a third party on the lease space;

(3) Allow the Lessee's employee or a third party to reside or stay overnight in the lease space;

(4) Set up a notice board or install a telephone line in the name of a third party;

(5) Bring into the Building any object that is likely to catch fire, ignite, explode, vibrate or emit odor or noise, or an animal, bicycle, or the like;

(6) Place any goods, furnishings or the like in the common areas;

(7) Commit any act that will inconvenience any other tenant or commit any act that will damage the Building including the lease space;

(8) Commit any act that is restricted or prohibited by the house rules etc. established separately by the Lessor.

11-2. The term "third party" used in Subarticle 11-1 shall include subsidiary companies and affiliate companies.

Article 12 (Right of Entry)

12-1. The Lessor or the Lessor's employee or a person nominated by the Lessor may, when required to do so for the purpose of maintaining and managing the lease space or the Building and after first notifying the Lessee, enter and inspect the lease space and take appropriate measures. However, in an emergency or urgent situation, the Lessor may enter the lease space without first notifying the Lessee.

12-2. In the case of entry as described in Subarticle 12-1, the Lessee shall cooperate with the actions taken by the Lessor.

Article 13 (Indemnification)

13-1. The Lessor shall not be held responsible for damage suffered by the Lessee as a result of an earthquake, fire, flood or other natural disaster, a theft, accident or other situation beyond the Lessor's control; damage suffered by the Lessee as a result of the breakdown of facilities; damage suffered by the Lessee as a result of the unavailability or the like of the lease space or the common areas owing to construction required for maintenance and improvement; or damage suffered by the Lessee as a result of action or inaction on the part of a third party such as another tenant.

13-2. The rent shall not be reduced in the case that part of the lease space becomes unusable and no longer provides benefit owing to destruction or any other situation, even in the case that the cause of such destruction or other situation is beyond the Lessee's control.

13-3. The Lessor shall not be held responsible even in the case that the Lessee is prevented from using or is by necessity restricted in using part of the Building owing to repairs or alterations to, or renovation or maintenance (including power and water stoppages, etc.) of the Building that the Lessor carries out after first notifying the Lessee.

13-4. The rent shall not be reduced even in the case that the Lessee becomes temporarily unable to use or gain benefit from the lease space owing to a situation described in Subarticle 13-3.

Article 14 (Notification of Change to Important Matters)

14-1. In the case that the Lessee changes its trade-name, address, representative officer, business purpose, parent company or principal shareholders, undergoes a corporate merger or a corporate split, transfers or takes over important business, replaces or modifies its seal or makes any other change to important matters, or in the case that the Lessor requests notification from the Lessee, the Lessee shall immediately notify the Lessor of such change in writing.

14-2. In the case that a notification given by the Lessor in relation to this agreement arrives late or fails to arrive because the Lessee has failed to notify the Lessor of a change as stipulated in Subarticle 14-1, the said notification shall be regarded as having arrived at the time that the notification would normally be expected to arrive.

14-3. In the case that a notification given by the Lessor in relation to this agreement is returned at the expiry of the storage period owing to the Lessee's absence or the like, the said notification shall be regarded as having reached the Lessee at the expiry of the said storage period.

Article 15 (Acts Requiring Prior Consent)

15-1. In the case that the Lessee wishes to carry out the following construction, the Lessee shall apply to the Lessor in writing, obtain the Lessor's prior written consent, and carry out construction in accordance with the Lessor's instructions:

(1) Newly install, relocate, extend, remove or alter fixtures or facilities in the lease space;

(2) Newly install, relocate, extend, remove or alter a heavy object or equipment that will affect electrical capacity;

(3) Newly install, relocate, extend, remove or alter wiring or plumbing for electricity, gas or water.

15-2. Construction that is carried out pursuant to Subarticle 15-1 shall be conducted on the Lessee's responsibility and at the Lessee's expense within the duration of lease. However, the contractor shall be nominated by the Lessor.

Article 16 (Liability for Repair Costs)

16-1. In the case that repairs are required or are likely to be required owing to damage to or breakdown of the common areas or fixtures and facilities that do not belong to the Lessee, the Lessee shall immediately notify the Lessor. Repairs that the Lessor deems necessary following such notification shall be carried out by the Lessor at its own expense. However, the Lessee shall be liable for the cost of repair of damage and breakdown caused by a situation attributable to the Lessee.

16-2. As a rule, the Lessee shall be liable for repairs to joinery, blinds, window panes, lighting fixtures, switches, power outlets and attachments in the lease space.

16-3. The Lessee shall be liable for repairs (including painting and re-covering) to the walls, ceiling, floor, etc. of the lease space.

16-4. Even in the case of repairs for which the Lessee is liable as stipulated in Subarticles 16-2 and 16-3, the Lessee shall use the contractor and products nominated by the Lessor.

Article 17 (Taxes and Public Dues to be Borne by the Lessee)

17-1. The Lessee shall be liable for any and all fixed assets tax, real estate acquisition tax, etc. levied on the Lessee's fixtures and facilities.

17-2. In the case that fixed assets tax, real estate acquisition tax, etc. levied on the fixtures or facilities described in Subarticle 17-1 are imposed integrally with those levied on the Building, the Lessor and the Lessee shall, through mutual discussion, proportionally divide the amount of tax in accordance with a fair and proper method such as proportional division of construction costs, and the Lessor shall invoice the Lessee in writing and the Lessee shall pay the invoiced amount to the Lessor by the date nominated by the Lessor.

Article 18 (Compensation for Damage)

In the case that the Lessee causes damage to the Lessor or a third party as a result of a situation attributable to the Lessee, its agent, employee, contractor or the like, the Lessee shall compensate the Lessor or the third party for the said damage.

Article 19 (Early Termination Within the Duration of Lease)

19-1. In the case that the Lessor or the Lessee wishes to terminate this agreement early on or after the execution date of this agreement, the party desiring early termination shall notify the other party in writing at least six (6) months prior to the intended early termination date. However, in the case that the Lessee wishes to terminate this agreement early less than six (6) months prior to the intended early termination date, the Lessee may do so by paying to the Lessor the rent, common service fee and other expenses for the period up to the early termination date as well as the amount equal to the rent and common service fee for the period by which the Lessee's notification is short of the prescribed notification period.

19-2. In the case that notification of early termination based on Subarticle 19-1 is given on or after the execution date of this agreement and before the start date of the duration of lease of this agreement, calculation of the rent and common service fee shall start on the date of notification of early termination and shall conform to the procedure described in Subarticle 19-1.

19-3. Payment of the amounts described in Subarticles 19-1 and 19-2 shall be completed by the last day of the invoice month or by the date nominated by the Lessor.

19-4. The Lessee may not withdraw a notification of early termination based on Subarticle 19-1 or change the early termination date without the Lessor's written consent.

Article 20 (Termination of the Agreement Owing to Destruction Etc. of the Building)

20-1. In the case that the whole or part of the Building is destroyed as a result of a natural disaster, fire or other situation beyond the Lessor's control and this agreement cannot be continued, this agreement shall automatically terminate. In this case, the Lessor shall not be held responsible for damage suffered by the Lessee.

20-2. In the case that the situation described in Subarticle 20-1 arises, the date for refund of the security deposit shall be decided through mutual discussion between the Lessor and the Lessee.

Article 21 (Cancellation of the Agreement)

21-1. In the case that the Lessee falls under any of the following descriptions on or after the execution date of this agreement and, notwithstanding a demand from the Lessor accompanied by a suitable grace period, the Lessee is deemed not to have rectified the situation, the Lessor may cancel the Agreements Etc.:

(1) The Lessee has violated any condition of the Agreements Etc.;

(2) The Lessee has, at least two (2) times, failed to pay any obligation arising under the terms of the Agreements Etc.;

(3) A third party initiates garnishment proceedings or provisional garnishment proceedings against the Lessee's right to claim a refund of the security deposit and the Lessee has also, at least one (1) time, failed to pay any obligation arising under the terms of the Agreements Etc.;

(4) The Lessee has used the lease space for a purpose of use other than that stipulated in Article 2.

21-2. In the case that the Lessee or the joint surety falls under any of the following descriptions on or after the execution date of this agreement, the Lessor may cancel the Agreements Etc. without issuing any demand or taking any other procedure:

(1) The Lessee's employee has significantly damaged the lease space or has caused a fire;

(2) The Lessee has significantly obstructed any other tenant's occupancy or use;

(3) The Lessee has dissolved itself, or a petition for bankruptcy, civil rehabilitation, reorganization or the like has been filed against the Lessee or the Lessee has itself filed such petition;

(4) A petition for seizure, compulsory execution, disposition for failure to pay taxes or the like has been filed against the Lessee.

(5) The Lessee has left the lease space unused for a period of two (2) months or more without the Lessor's written consent;

(6) There has been a major change in the Lessee's assets, credibility, organization, business purpose or other operations, or the Lessee has undergone a corporate merger, corporate split or the like and the Lessor consequently deems that this agreement cannot be continued;

(7) The Lessee's business description violates laws and ordinances;

(8) The Lessee or the joint surety has violated the representation and warranty set forth in Article 26;

(9) The Lessor deems that this agreement cannot be continued owing to a situation similar to those described in Subarticle 21-1 or in Items (1) to (8) of this Subarticle.

21-3. In the case that this agreement is canceled for a reason described in Subarticle 21-1 or 21-2, the Lessee shall pay to the Lessor the amount equal to six (6) months of the rent and common service fee as a breach of contract penalty. However, payment of the said breach of contract penalty does not preclude the Lessor from claiming compensation from the Lessee.

21-4. The breach of contract penalty described in Subarticle 21-3 shall be paid within three (3) working days (working days for financial institutions) of the date on which cancellation takes effect, and in the case that the Lessee delays in paying the said breach of contract penalty, Article 9 shall apply.

21-5. The stipulations of Subarticle 21-3 and 21-4 shall apply to any and all claims that the Lessor makes to the bankruptcy administrator (bankrupt estate) or the like in the case that, on or after the execution date of this agreement, the Lessee's bankruptcy administrator or the like cancels this agreement owing to the Lessee's bankruptcy, civil rehabilitation, reorganization or other insolvency proceedings.

Article 22 (Evacuation and Surrender)

22-1. When this agreement terminates owing to expiry of the duration of lease, early termination or cancellation, the Lessee shall, by the termination date of this agreement, take all goods etc. out of the lease space, remove internal fixtures, facilities, etc. installed by the Lessee, restore the lease space to the original condition as of the start date of the duration of lease of this agreement based on the attached Specifications for Construction for Restoration of the Original Condition, evacuate the lease space and surrender the same to the Lessor. The Lessee shall also, when requested to do so by the Lessor, remove and hand over to the Lessor objects that the Lessor installed at the Lessee's request and that do not belong to the Lessee, and shall restore the lease space to the original condition as of the start date of the duration of lease of this agreement, and surrender the evacuated lease space to the Lessor. However, the Lessee shall engage the Lessor or the person nominated by the Lessor to carry out construction for restoring the original condition, and the Lessee shall be liable for the expenses required for the said construction.

22-2. The construction costs described in Subarticle 22-1 shall be paid by the date nominated by the Lessor, and in the case that the Lessor cannot confirm that payment was made by the date nominated by the Lessor, the Lessor may at its discretion pay the said construction costs from the security deposit.

22-3. In the case that the Lessee does not restore the lease space to its original condition as of the start date of the duration of lease of this agreement by the evacuation and surrender date, the Lessor may take all the measures set forth in Subarticle 22-1 in place of the Lessee and at the Lessee's expense.

22-4. In the case that the situation described in Subarticle 22-3 arises and the Lessee has left any of its belongings in the lease space or the Building after the evacuation and surrender date, the Lessor may dispose of the said belongings at its direction. The Lessee shall be liable for any and all expenses required for disposal.

22-5. In the case that the Lessee delays in evacuating and surrendering the lease space, the Lessee shall pay to the Lessor, besides the amounts set forth in Subarticle 19-1 and the breach of contract penalty set forth in Subarticle 21-3, a compensation fee equal to twice the rent and common service fee for the period from the date immediately following the evacuation and surrender date to the date on which evacuation and surrender are completed and shall also compensate for any and all damage suffered by the Lessor as a result of the delayed evacuation and surrender.

22-6. The Lessee shall pay to the Lessor other expenses such as electricity charges up to the date on which evacuation and surrender are completed.

22-7. At the time of evacuating and surrendering the lease space, the Lessee shall not make any demand to the Lessor for reimbursement of necessary expenses or beneficial expenses paid by the Lessee in respect of fixtures, facilities, etc., for payment of moving costs, compensation for removal, a premium or any other amount, or for purchase of fixtures, facilities, etc. installed in the lease space at the Lessee's expense.

22-8. When this agreement has terminated for any reason, the Agreements Etc. shall also terminate on the termination date of this agreement.

Article 23 (Matters Requiring Cooperation)

In the following cases, the Lessee shall abide by the Lessor's requests and cooperate with work undertaken by the Lessor:

(1) In the case of an earthquake, fire, flood or other natural disaster, theft, accident or breakdown of facilities;

(2) In the case that the Lessee is prevented from using or is by necessity restricted in using part of the Building owing to repairs or alterations to, or renovation or maintenance (including power and water stoppages, etc.) of the Building that the Lessor carries out;

(3) In the case that laws and ordinances are promulgated or a directive is received from a government office regarding power or fuel saving or other regulations and the Lessor has imposed restrictions on the operation of the Building's lighting, elevators, or air conditioning within the scope prescribed by the said laws and ordinances or directive.

Article 24 (Obligation of Secrecy)

Neither the Lessor, the Lessee, nor the joint surety shall disclose or divulge to a third party (excluding the Lessor's parent company, subsidiaries, and affiliated companies), either within the duration of this agreement or after its termination, any of the other party's confidential information learned in the course of fulfilling this agreement, or use any such information for a purpose other than to fulfill this agreement. However, this condition excludes the following cases:

(1) Disclosure of information that was already known prior to disclosure by the other party;

(2) Disclosure of information that is a publicly known fact or is otherwise generally available;

(3) Disclosure of information that was legitimately obtained from a third party without any obligation of confidentiality;

(4) Disclosure of information that was developed independently without regard to information disclosure by the other party;

(5) Disclosure of information that the other party agreed would be excepted from treatment as confidential information;

(6) Disclosure obliged by laws and ordinances or by instruction from a government administrative office, or disclosure as the result of an inquiry made by an entity that by law has inquiry authority, such as a police officer, public prosecutor, court, bar association, or the like;

(7) Disclosure by the Lessor to a third party on whom the obligation of secrecy is imposed, where the purpose is the fulfillment and consideration of a contract relating to such business dealings as the sale (including creation of a trust and sale of the trust beneficiary right), financing, management and operation, etc. of the whole or part of the Building.

Article 25 (Joint Surety)

25-1. The Lessee's joint surety bears joint responsibility with the Lessee to the Lessor for fulfilling all the Lessee's obligations arising in relation to the Agreements Etc. up to the maximum amount set forth in the Schedule. The same rule shall apply to the agreement following its renewal or modification and to any agreement in which the Lessee's status as described in this agreement has been taken over by a third party owing to the Lessee's corporate merger, corporate split, or the like.

25-2. In the case that the Lessor makes a demand for fulfillment to the joint surety, the effect of the said demand shall also apply to the Lessee.

25-3. In the case that the Lessor deems that the joint surety has lost its capacity as surety, the Lessee shall immediately appoint another surety and obtain the Lessor's approval. However, in the case that the Lessee cannot appoint another surety or cannot obtain the Lessor's approval, the Lessor may cancel this agreement, and Article 21 shall apply to subsequent procedures.

25-4. In the case that there has been a change in any important matter affecting the joint surety's status, Article 14 shall apply.

Article 26 (Representation and Warranty)

The Lessee and the joint surety hereby represent and warrant that for the duration of this agreement, neither the Lessee nor the joint surety itself, nor any of its board members (partners who execute business, directors, executive officers, and other persons equivalent thereto; the same applies hereafter) will fall under any of the descriptions set forth below, and the Lessor shall lease out the lease space on the condition that the contents of this representation and warranty given by the Lessee and the joint surety are true and accurate. In the case that the said representation and warranty is found to be incorrect or inaccurate, the Lessee or the joint surety shall immediately notify the Lessor of such fact in writing.

(1) A group that violates public order and standards of decency or an associate of such group, or a person who is judged to be markedly lacking credibility;

(2) A person belonging to a group that collectively or habitually commits violent acts or is likely to abet such acts, or a person who has dealings with such person;

(3) A person belonging to a group that has been punished under the Act on the Control of Organizations Which Have Committed Acts of Indiscriminate Mass Murder (Act No. 147 of 1999, including subsequent amendments) or a person who has dealings with such person;

(4) A person who runs an entertainment and amusement business as defined in Article 2, paragraph (1) of the Act on Control and Improvement of Amusement Business, etc. (Act No. 122 of 1948, including subsequent amendments) or a sex-related specialized trade as defined in Article 2, paragraph (5) of the said Act, or a person who tries to use the lease space for such purpose;

(5) A person who conceals or is suspected of concealing the proceeds of crime or the like or receives or is suspected of receiving the proceeds of crime or the like as set forth in the Act on Punishment of Organized Crimes and Control of Crime Proceeds (Act No. 136 of 1999, including subsequent revisions) or a person who has dealings with such person;

(6) A person restricted from collecting claims as defined in Article 24, paragraph (3) of the Money Lending Business Act (Act No. 32 of 1983, including subsequent amendments) or a person who is equivalent thereto;

(7) A person who attempts to use the lease space etc. for handling, burying, storing, purifying, transporting, working, manufacturing, generating, discharging, dumping, relocating or otherwise disposing of or processing any harmful substance, explosive material or other dangerous substance;

(8) A person who provides the lease space for the sale etc. of dangerous drugs or for the purpose of communications fraud;

(9) A company whose parent company or other affiliate company is an entity that comes under any of the above descriptions.

Article 27 (Exclusion of Anti-Social Forces)

27-1. The Lessee and the joint surety hereby affirm the following to the Lessor:

(1) That neither the Lessee nor the joint surety itself, nor any of its board members is an organized crime group, organized crime group-affiliated company, corporate extortionist or an entity equivalent thereto or a member thereof (hereinafter collectively referred to as Anti-Social Forces).

(2) That the Lessee or the joint surety is not allowing Anti-Social Forces to use the Lessee's or the joint surety’s name to execute this agreement.

(3) That the Lessee or the joint surety will not itself commit or have a third party commit any of the following acts:

a. Use threatening language or behavior or violence toward the Lessor;

b. Interfere with the Lessor's business or damage the Lessor's credibility by using fraudulent means or force.

27-2. The Lessee and the joint surety shall cooperate with the investigation carried out by the Lessor or the person nominated by the Lessor to determine whether the Lessee's and the joint surety’s promises stipulated in Subarticle 27-1 are being adhered to, and shall provide documents deemed necessary for the said investigation to the person carrying out the said investigation.

Article 28 (Prohibited and Restricted Acts)

The Lessee shall not commit any of the following acts in the course of using the lease space:

(1) Make the lease space available as the office or a base for other activities of Anti-Social Forces;

(2) Cause a sense of uneasiness in the Lessor, other tenants, neighboring residents or passers-by by exhibiting especially coarse or violent language or behavior or a show of power in or around the lease space;

(3) Allow Anti-Social Forces to occupy or frequent the lease space;

Article 29 (Cancellation of the Agreement in Relation to Anti-Social Forces)

29-1. In the case that the Lessee or the joint surety falls under either of the following descriptions, the Lessor may cancel the Agreements Etc. without issuing any demand:

(1) A fact that violates the promise of Article 27 has become known;

(2) The Lessee or the joint surety itself, or any of its board members falls under the description of Anti-Social Forces after the execution of this agreement.

29-2. In the case that the Lessee commits any of the acts set forth in Article 28, the Lessor may cancel the Agreements Etc. without issuing any demand:

29-3. Even in the case that the Agreements Etc. are canceled pursuant to Subarticle 29-1 or 29-2, the Lessee and the joint surety may not make any objection or make any demand to the Lessor for purchase of fixtures etc. that the Lessee or a third party added to the lease space, for reimbursement of necessary expenses or beneficial expenses, or for payment of any other monetary amount whatsoever.

29-4. In the case that the Agreements Etc. are canceled pursuant to Subarticle 29-1 or 29-2, Subarticles 21-3 and 21-4 shall apply in respect of the breach of contract penalty for cancellation.

Article 30 (Jurisdiction)

The Lessor and the Lessee agree that the Tokyo District Court shall be the agreed court of exclusive jurisdiction in the first instance with respect to any dispute arising in relation to this agreement and side agreements etc. thereto.

Article 31 (Matters Not Stipulated in the Agreement)

Matters that are not stipulated in this agreement shall be determined through mutual discussions by the Lessor and the Lessee.

(Special Matters)

1. The Lessee hereby affirms that this agreement is a sublease agreement whereby part of the Building that the Lessor leased from the owner of the Building (Sanritsu Corporation as of the time of execution of this agreement; hereinafter referred to as the Owner) will be subleased by the Lessor to the Lessee. The Lessee hereby acknowledges in advance that when the agreement between the Lessor and the Owner terminates, the full status of the Lessor under this agreement (including the obligation to refund the security deposit) shall be comprehensively taken over by the Owner or a third party nominated by the Owner.

2. The starting date for calculation of the rent stipulated in Article 4 shall be January 1, 2022.

3. The starting date for calculation of the common service fee and other expenses stipulated in the items of Subarticle 5-1 shall be October 1, 2021.

4. Subarticles 19-1, 19-2 and 19-3 shall be as follows:

(1) In the case that the Lessor or the Lessee wishes to terminate this agreement early on or after the execution date of this agreement, the party desiring early termination shall notify the other party in writing at least six (6) months prior to the intended early termination date. However, in the case that the Lessee wishes to terminate this agreement early less than six (6) months prior to the intended early termination date, the Lessee may do so by paying to the Lessor the rent, common service fee and other expenses for the period up to the early termination date as well as the amount equal to the rent and common service fee for the period by which the Lessee's notification is short of the prescribed notification period.

In the case that the Lessee wishes to terminate this agreement early on or before December 31, 2023, the Lessee shall separately pay to the Lessor as an early termination penalty the amount of JPY 7,961,040 (excluding consumption tax etc.) in addition to complying with the procedure described above.

(2) In the case that the Lessee gives notification of termination prior to the starting date for calculation of the rent (January 1, 2022), the date of notification of termination shall be regarded as the starting date for calculation of the rent and the procedure described in Item (1) above shall apply.

(3) In the case that the Lessee gives notification of termination prior to the starting date for calculation of the common service fee (October 1, 2021), the date of notification of termination shall be regarded as the starting date for calculation of the common service fee and the procedure described in Item (1) above shall apply.

(4) Payment of the amounts described in Items (1) through (3) above shall be completed by the last day of the invoice month or by the date nominated by the Lessor.

5. The breach of contract penalty stipulated in Subarticle 21-3 for cancellation of this agreement shall be as follows:

(1) In the case that this agreement is canceled pursuant to Subarticle 21-1 or 21-2 on or after the execution date of this agreement and on or before December 31, 2023, the Lessee shall pay to the Lessor as a breach of contract penalty the amount of JPY 7,961,040 (excluding consumption tax), in addition to the amount equal to six (6) months of the rent and common service fee. However, payment of the said breach of contract penalty does not preclude the Lessor from claiming compensation from the Lessee.

(2) In the case that this agreement is canceled pursuant to Subarticle 21-1 or 21-2 on or after January 1, 2024, the Lessee shall pay to the Lessor the amount equal to six (6) months of the rent and common service fee as a breach of contract penalty. However, payment of the said breach of contract penalty does not preclude the Lessor from claiming compensation from the Lessee.

6. The Lessor acknowledges that the Lessee will not appoint the joint surety stipulated in Article 25 for this agreement.

In witness whereof, the Lessor and the Lessee have caused this agreement to be executed, signed and sealed in duplicate so that each holds one copy.

April 7, 2021

The Lessor:

XYMAX Corporation

Address: Akasaka 1-1-1, Minato-ku, Tokyo

Kenji Yoshimoto, Representative Director and President

The Lessee:

(Plan view) Floor 8, 731.03 m2 (221.14 tsubo) * Area marked in red

RR(F)

RR(M)

EV Hall

Air Conditioning

Machine Room

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